Exhibit 99.1

Willdan Reports First Quarter 2013 Financial Results

ANAHEIM, Calif., May 9, 2013 (BUSINESS WIRE) — Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), today announced financial results for its first quarter ended March 29, 2013.

For the first quarter of 2013, Willdan reported total contract revenue of $21.4 million and net income of $0.4 million, or $0.05 per share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “While our first quarter revenue was lower than last year, we generated positive cash flow and a profit for the quarter. We continue to expect a ramp up in our energy business by the end of the second quarter which will positively impact our results for the remainder of the year.”

First Quarter 2013 Results

For the first quarter of fiscal 2013, revenue was $21.4 million, down $4.1 million, or 16.0%, from revenue of $25.5 million for the comparable period last year. On a sequential basis, revenue was down $1.6 million, or 6.8%, from the fourth quarter of 2012. Income from operations was $0.5 million for the first quarter of fiscal 2013, as compared to a loss from operations of $2.3 million for the comparable period last year. On a sequential basis, income from operations was $0.5 million as compared to $1.2 million for the fourth quarter of 2012.

Net income was $0.4 million for the first quarter of fiscal 2013, as compared to a net loss of $1.4 million for the comparable period last year and net income of $0.3 million for the fourth quarter of 2012.

Basic and diluted earnings per share for the first quarter of fiscal 2013 were $0.05 as compared to basic and diluted loss per share of $0.19 for the comparable period last year.

Willdan generated $1.0 million in cash flow from operations in the first quarter of fiscal 2013.

i

	Three Months Ended
In thousands (except per share data)	March 29, 2013	March 30, 2012
Revenue	$21,385	$25,468

Income (loss) from operations	457	(2,317)
Interest income	3	1
Interest expense	(27)	(22)
Other, net	15	—
Income tax expense (benefit)	49	(927)
Net income (loss)	$399	$(1,411)

Basic and diluted earnings (loss) per share	$0.05	$(0.19)

Weighted average shares outstanding:

Basic	7,335	7,291
Diluted	7,382	7,291

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, lease abandonment expense, net and other non-recurring income and expense items occurring in such period. Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as operating income and net income. Willdan believes Adjusted EBITDA enables management to separate non-recurring income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes. Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes the impact of certain non-recurring income and expense items from its operational results, which may facilitate comparison of its results from period to period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA increased $2.8 million to $0.7 million for the three months ended March 29, 2013 from $(2.1) million for the comparable period last year.

The following is a reconciliation of net income (loss) to Adjusted EBITDA:

	Three Months Ended
In thousands	March 29, 2013	March 30, 2012
Net income (loss)	$399	$(1,411)
Interest income	(3)	(1)
Interest expense	27	22
Income tax expense (benefit)	49	(927)
Depreciation and amortization	166	191
Lease abandonment expense, net	13	4
Adjusted EBITDA	$651	$(2,122)

Liquidity and Capital Resources

Willdan had $10.4 million in cash and cash equivalents at March 29, 2013, compared with $10.0 million at December 28, 2012. Willdan has a $5.0 million revolving line of credit with Wells Fargo Bank, National Association (“Wells Fargo”), with $3.0 million in outstanding borrowings at March 29, 2013.

On May 7, 2013, Willdan amended its line of credit with Wells Fargo, effective as of April 1, 2013, and extended the expiration date of the line of credit to April 1, 2014. In connection with the amendment, Wells Fargo also waived all of Willdan’s existing defaults under the line of credit.  The line of credit amendment, among other things, modified the financial covenants under the line of credit by eliminating the net income, funded debt to EBITDA and asset coverage covenants, two of which Willdan was in breach of as of March 29, 2013, and replacing them with a minimum tangible net worth requirement.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call today, May 9, 2013 at 5:00 p.m. Eastern/2:00 p.m. Pacific, to discuss Willdan’s financial results.

Interested parties may participate in the conference call by dialing 877-941-6010 (480-629-9866 for international callers). When prompted, ask for the “Willdan Group, Inc., First Quarter 2013 Conference Call.” The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through May 23, 2013, by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4617586. The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded in 1964, Willdan is a provider of professional technical and consulting services to public agencies at all levels of government, public and private utilities and commercial and industrial firms. Willdan provides a broad range of services to clients throughout the United States, including engineering and planning, energy efficiency and sustainability, economic and financial consulting, and national preparedness and interoperability. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Annual Report on Form 10-K for the year ended December 28, 2012 filed on March 26, 2013 and the Quarterly Report on Form 10-Q for the quarter ended March 29, 2013 filed on May 9, 2013. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 29, 2013	December 28, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,406,000	$10,006,000
Accounts receivable, net of allowance for doubtful accounts of $443,000 and $303,000 at March 29, 2013 and December 28, 2012, respectively	12,074,000	15,484,000
Costs and estimated earnings in excess of billings on uncompleted contracts	11,139,000	9,860,000
Other receivables	101,000	95,000
Prepaid expenses and other current assets	1,256,000	1,782,000
Total current assets	34,976,000	37,227,000

Equipment and leasehold improvements, net	887,000	979,000
Other intangible assets, net	3,000	12,000
Other assets	300,000	307,000
Deferred income taxes, net of current portion	3,452,000	3,452,000
Total assets	$39,618,000	$41,977,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$888,000	$1,188,000
Borrowings under line of credit	3,000,000	3,000,000
Accounts payable	4,431,000	6,983,000
Accrued liabilities	5,760,000	5,306,000
Billings in excess of costs and estimated earnings on uncompleted contracts	3,312,000	3,419,000
Current portion of notes payable	382,000	628,000
Current portion of capital lease obligations	144,000	152,000
Current portion of deferred income taxes	3,452,000	3,452,000
Total current liabilities	21,369,000	24,128,000

Capital lease obligations, less current portion	96,000	124,000
Deferred lease obligations	316,000	374,000
Total liabilities	21,781,000	24,626,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,353,000 and 7,335,000 shares issued and outstanding at March 29, 2013 and December 28, 2012, respectively	74,000	73,000
Additional paid-in capital	34,509,000	34,423,000
Accumulated deficit	(16,746,000)	(17,145,000)
Total stockholders’ equity	17,837,000	17,351,000
Total liabilities and stockholders’ equity	$39,618,000	$41,977,000

v

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 29,	March 30,
	2013	2012

Contract revenue	$21,385,000	$25,468,000

Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	5,843,000	5,957,000
Subconsultant services and other direct costs	6,191,000	11,237,000
Total direct costs of contract revenue	12,034,000	17,194,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	5,538,000	6,428,000
Facilities and facilities related	1,188,000	1,195,000
Stock-based compensation	50,000	54,000
Lease abandonment, net	13,000	4,000
Depreciation and amortization	149,000	174,000
Other	1,956,000	2,736,000
Total general and administrative expenses	8,894,000	10,591,000
Income (loss) from operations	457,000	(2,317,000)

Other (expense) income, net:
Interest income	3,000	1,000
Interest expense	(27,000)	(22,000)
Other, net	15,000	—
Total other expense, net	(9,000)	(21,000)
Income (loss) before income taxes	448,000	(2,338,000)

Income tax expense (benefit)	49,000	(927,000)
Net income (loss)	$399,000	$(1,411,000)

Earnings (loss) per share:
Basic and diluted	$0.05	$(0.19)

Weighted-average shares outstanding:
Basic	7,335,000	7,291,000
Diluted	7,382,000	7,291,000

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 29, 2013	March 30, 2012
Cash flows from operating activities:
Net income (loss)	$399,000	$(1,411,000)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	166,000	191,000
Lease abandonment expense, net	13,000	4,000
(Gain) loss on sale of equipment	(5,000)	—
Provision for doubtful accounts	65,000	58,000
Stock-based compensation	50,000	54,000
Changes in operating assets and liabilities:
Accounts receivable	3,345,000	2,174,000
Costs and estimated earnings in excess of billings on uncompleted contracts	(1,279,000)	(3,292,000)
Other receivables	(6,000)	98,000
Prepaid expenses and other current assets	526,000	29,000
Other assets	7,000	(67,000)
Accounts payable	(2,552,000)	2,314,000
Accrued liabilities	454,000	(1,371,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	(107,000)	435,000
Deferred lease obligations	(71,000)	(40,000)
Net cash provided by (used in) operating activities	1,005,000	(824,000)

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(65,000)	(73,000)
Proceeds from sale of equipment	5,000	—
Net cash used in investing activities	(60,000)	(73,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	(300,000)	390,000
Payments on notes payable	(246,000)	(257,000)
Borrowings under line of credit	—	5,469,000
Repayments on line of credit	—	(2,725,000)
Principal payments on capital lease obligations	(36,000)	(48,000)
Proceeds from stock option exercise	—	10,000
Proceeds from sales of common stock under employee stock purchase plan	37,000	65,000
Net cash (used in) provided by financing activities	(545,000)	2,904,000
Net increase in cash and cash equivalents	400,000	2,007,000
Cash and cash equivalents at beginning of the period	10,006,000	3,001,000
Cash and cash equivalents at end of the period	$10,406,000	$5,008,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$27,000	$21,000
Income taxes	49,000	17,000

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital lease obligations	$—	$10,000

SOURCE:  Willdan Group, Inc.

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel: 714-940-6300

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon

Tel: 310-478-2700 x11

mconlon@finprofiles.com